Novume Solutions, Inc. Intends to Acquire BC Management, Inc.

CHANTILLY, VA / ACCESSWIRE / October 23, 2017 / Novume Solutions, Inc. (OTCQX: NVMM; OTCQX: NVMMP; OTCQX: NVMMW), a holding company of leading professional services firms, announced today that it entered into a letter of intent with BC Management, Inc. which sets forth the parties’ intent for Novume to acquire BC Management. BC Management is a privately-held, Huntington Beach, CA-based company that is internationally recognized as a leading executive search firm for business continuity, disaster recovery, crisis management and risk management professionals.

Should the acquisition take place, BC Management would become part of Novume’s specialized crisis and risk management division joining Firestorm Solutions, LLC, a wholly-owned subsidiary of Novume.

The transaction is subject to customary closing conditions including satisfactory completion of due diligence, negotiation and entry into definitive agreements and approval of the transaction by the Novume board of directors.

Firestorm Solutions is a leading crisis and risk management firm and America’s Crisis Coach®. Jim Satterfield, Firestorm’s CEO, said “BC Management has a history of providing unparalleled services in the highly-specialized personnel staffing sector and is an industry leader in benchmarking and analytics. They are a perfect match to join Firestorm and will enhance our existing crisis and risk expertise across a wide spectrum advisory services while strategically aligning with Novume’s strategy to grow in the staffing industry. We are eager for BC Management to join the Firestorm team.”

Cheyene Marling, BC Management’s President, said “We’re enthusiastic to join the Firestorm family of Novume. At BC Management, no one is more important to us than the people we serve and joining a growing and dynamic organization will enable us to better create solutions and pursue new growth opportunities.”

Novume continues to expand its suite of services to enable the company to help its clients manage their workflow and people in the most efficient manner with Novume’s end-to-end solutions for both large and small companies.

Additional information regarding the transaction is available in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on October 23, 2017, and also available on the SEC Filings page of the Novume website.

About Novume Solutions, Inc.

Novume is a holding company of leading professional services firms. These firms aggregate highly-specialized, difficult-to-find talent and have the scale and systems to deploy that talent efficiently at the enterprise-level at a moment's notice. Novume focuses on the logistics of procuring highly-specialized human resources and delivering critical definitive knowledge to the right place at the right time. Whether we manage our client's workforce or provide them with the tools to manage their own success, they need exceptional people with distinctive experience. We do that.

Novume subsidiaries have had a history of success dating as far back as 1983 and their clients include 87 of the top-100 federal contractors as well as numerous Fortune 100 companies.

For more information, please visit Novume.com.

About BC Management, Inc.

BC Management, Inc., founded in 2000, is an executive staffing and research firm solely dedicated to the business continuity, disaster recovery, risk management, emergency management, crisis management and information security professions on a worldwide basis. As a leader in specialized talent, BC Management provides contract and direct-hire staffing services to crisis and risk industry while supporting 60,000 business continuity, disaster recovery, crisis management, risk management professionals from entry-level to global executives in over 90 countries. Coupled with the staffing expertise, BC Management is a recognized leader in business continuity research with annual studies covering compensation assessments, program maturity effectiveness, event impact management reviews, IT/ resiliency and critical supply analyses.

For more information, please visit bcmanagement.com.

Forward-Looking Statements

This press release includes statements concerning Novume Solutions, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

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Contact:

Novume Solutions, Inc.

Carl Kumpf, CFO

info@novume.com

SOURCE: Novume Solutions, Inc.